UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2026

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Revolving Credit Agreement and Commercial Paper Program

Parker-Hannifin Corporation (the “Company”) maintains a commercial paper program supported by unused capacity under its credit facilities. On September 4, 2026, the Company entered into a new revolving credit agreement, which replaces its existing amended and restated revolving credit agreement and provides for an increase in the total revolving line of credit available thereunder to $5.0 billion. On September 4, 2026, the Company also authorized a corresponding increase to the size of its commercial paper program to $5.0 billion.

Three-Year Delayed Draw Term Loan Agreement

On May 21, 2026, the Company announced that it had entered into a definitive agreement to acquire CIRCOR International, Inc.’s Commercial and Defense Aerospace business (the “CIRCOR Acquisition”) for approximately $2.55 billion in cash, which the Company expects to fund with new debt, including commercial paper borrowings, and cash on hand. The Company expects to enter into a Three-Year Term Loan Agreement (the “CIRCOR Credit Agreement”) with U.S. Bank National Association, as administrative agent, and the various financial institutions to be named therein as lenders, which will provide for a delayed draw term loan facility in the aggregate principal amount of up to $2.0 billion. The proceeds of the CIRCOR Credit Agreement, if and to the extent drawn, are expected to be used by the Company to finance a portion of the purchase price for the CIRCOR Acquisition or for general corporate purposes, which may include the prepayment or repayment of existing indebtedness. Under the CIRCOR Credit Agreement, the Company expects to be permitted to make one draw at closing of the CIRCOR Acquisition and up to two additional draws after the closing of the CIRCOR Acquisition. The closing of the CIRCOR Acquisition and the entry into the CIRCOR Credit Agreement are subject to a number of conditions and other uncertainties and there can be no assurance that either transaction will be consummated.

Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. The Company cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from past performance or current expectations.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending CIRCOR Acquisition and the integration of Filtration Group Corporation and Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on the Company’s access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts, including geopolitical tensions in the Middle East, and cybersecurity risks and risks associated with protecting the Company’s intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic filings made with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Executive Vice President, General Counsel and Secretary

Date: September 8, 2026